UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2020

Tilray, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38594	82-4310622
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Maughan Rd. Nanaimo, BC, Canada		V9X 1J2
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (844) 845-7291

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class 2 Common Stock, $0.0001 par value per share	TLRY	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01Entry into a Material Definitive Agreement.

Amendment to Senior Credit Facility

On June 5, 2020, Tilray, Inc. (“Tilray”), through its wholly owned subsidiary High Park Holdings Ltd. (the “Borrower”), entered into a First Amendment (the “First Amendment”) to its existing $60 million senior credit agreement dated as of February 28, 2020, among Bridging Finance Inc., as agent for and on behalf of any of the funds managed or co-managed by Bridging Finance Inc. (collectively, the “Lender”), certain guarantors and the Borrower (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Credit Facility”).

As a result of COVID-19 related financial markets conditions that have affected the Lender, and not because of any material changes to the business of Tilray or its subsidiaries, the Lender requested that Tilray withdraw its outstanding request for the additional funding of $9.9 million under the Senior Credit Facility. In exchange for Tilray’s accommodation of the Lender’s request to withdraw its funding request, the Lender agreed to enter into the First Amendment of the Senior Credit Facility.  Among other things, the First Amendment provides that the Senior Credit Facility will only require interest payments for the remainder of its term.  All outstanding principal payments will be due at maturity, February 28, 2022.  Additionally, and at such time as the Lender’s business may allow, the Lender may make the additional proceeds of $9.9 million available during the term of the Credit Agreement, at its sole discretion.  Tilray has been, and is currently, in full compliance with all terms of the Senior Credit Facility and will not incur any fees or penalties in connection with the First Amendment.  Concurrently, with the First Amendment, the Lender also approved Tilray’s ability to sell the High Park Gardens facility, if and when Tilray so desires.  As part of any sale of the High Park Gardens facility, the Lender has agreed that the Borrower may retain 60% of any sales proceeds (net of all expenses, fees and taxes), and that the Lender shall receive 40% of all sales proceeds (net of all expenses, fees and taxes).  All sales proceeds to the Lender will be applied as a repayment of principal on the Senior Credit Facility, without any prepayment penalties or fees.

The foregoing description of the First Amendment is a summary and is qualified in its entirety by reference to the First Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number                      Description

10.1

First Amendment to loan facility letter agreement dated as of February 28, 2020 among Bridging Finance Inc, as agent for and on behalf of any of the funds managed or co-managed by Bridging Finance Inc., certain guarantors named therein and High Park Holdings Ltd., dated June 5, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Tilray, Inc.

Date: June 11, 2020	By:	/s/ Brendan Kennedy
Brendan Kennedy
President and Chief Executive Officer

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